EXHIBIT 10.1

SHARE EXCHANGE AND SETTLEMENT AGREEMENT

This SHARE EXCHANGE AND SETTLEMENT AGREEMENT (this “Agreement”), dated as of December 31, 2010, is by and among Lexicon United Incorporated, a Delaware corporation (the “Company”) and Pathworks PCO of Florida, Inc., a Florida corporation (now known as Pathworks Acquisition, Inc., a Delaware corporation (collectively, “Pathworks-Florida”) and the former shareholders of Pathworks PCO of Florida, Inc., a Florida corporation (Pathworks Corporation, James Grimwade and Chesscom Technologies, Inc. (collectively, the “Pathworks Shareholders”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

On October 21, 2010, the Company completed a merger transaction (‘Merger”) with Pathworks PCO of Florida, Inc. (“Pathworks-Florida”), pursuant to which Pathworks-Florida became a wholly-owned subsidiary of the Company.

Pathworks-Florida was and is engaged in the business of development, installation and operation of fiber optic telecommunications delivery systems for multi-family residential units. One of the Company’s shareholders, Pathworks, Inc. (“Pathworks”), is a party to a Master Agreement (the “Master Agreement”) with CenturyTel Services Group, LLC (“CenturyLink”), pursuant to which, Pathworks, has rights with respect to bulk content pricing and tariffs applicable to services to be provided in certain identified markets.  In furtherance of its performance under the Master Agreement, Pathworks has assigned certain of its rights and responsibilities under the Master Agreement to Pathworks-Florida.  In exchange, Pathworks-Florida has entered into a royalty agreement with Pathworks whereby Pathworks-Florida would pay Pathworks a royalty for the first five years of service provided to Pathworks-Florida customers and thereafter such service would continue to be provided by Pathworks-Florida on a royalty-free basis

Pathworks-Florida has 1,000 shares of capital stock (the “Company Stock”) issued and outstanding, all of which are held by the Company.  Each of the Pathworks Shareholders is the record and beneficial owner of the number of shares of Company Stock set forth opposite such Pathworks Shareholder’s name on Exhibit A.  Each of the Pathworks Shareholders has agreed to transfer all of his, her or its (hereinafter “its”) shares of Company Stock in exchange for its pro-rate share of the Company Stock that will, in the aggregate, constitute 100% of the issued and outstanding capital stock of Pathworks-Florida.  The number of shares of Pathworks-Florida Common Stock to be received by each Pathworks Shareholder shall be as listed opposite such Pathworks Shareholder’s name on Exhibit A to this Agreement.  The aggregate number of shares of Pathworks-Florida Common Stock that will be reflected on Exhibit A is referred to herein as the “Shares”.  The foregoing is sometimes referred to herein as the “Transaction” or the “Transactions”).

The exchange of Company Stock for Pathworks-Florida Common Stock is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986  (the “Code”), as amended or such other tax free reorganization exemptions that may be available under the Code.

The Board of Directors of the Pathworks-Florida, the Company and the Pathworks Shareholders (both individual and corporate) have determined that it is desirable to effect this share exchange and the matters related thereto.

AGREEMENT

NOW THEREFORE, the parties agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01.    Exchange by the Parties.  At the Closing (as defined in Section 1.02), each of the Pathworks Shareholders shall sell, transfer, convey, assign and deliver to the Company its Company Stock free and clear of all Liens (as defined below) in exchange for the Pathworks Common Stock listed on Exhibit A opposite such Pathworks Shareholder’s name.

SECTION 1.02.    Closing.  The closing (the “Closing”) of the transactions contemplated hereby (the “Transactions”) shall take place not later than December 31, 2010 immediately following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), or such other date and time as the parties may mutually determine (the “Closing Date“).

ARTICLE II

Representations and Warranties of Pathworks Shareholders

Each of the Pathworks Shareholders hereby severally (but not jointly) represents and warrants to the Company with respect to itself, as follows:

SECTION 2.01.    Good Title.  The Pathworks Shareholder is the record and beneficial owner, and has good title to its Company Stock, with the right and authority to sell and deliver such Company Stock.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of the Company as the new owner of such Company Stock in the share register of the Company, the Company will receive good title to such Company Stock, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, Pathworks Shareholder agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02.    Organization.  Each Pathworks Shareholder that is an entity is duly organized and validly existing in its jurisdiction of organization.

SECTION 2.03.    Power and Authority.  Each Pathworks Shareholder that is an entity has the legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  All acts required to be taken by the Pathworks Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Pathworks Shareholder, enforceable against such Pathworks Shareholder in accordance with the terms hereof.

SECTION 2.04.    No Conflicts.  The execution and delivery of this Agreement by the Pathworks Shareholder and the performance by the Pathworks Shareholder of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Pathworks Shareholder and (iii) will not violate or breach any contractual obligation to which such Pathworks Shareholder is a party.

SECTION 2.05.    No Finder’s Fee.  The Pathworks Shareholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions.

SECTION 2.06.    Purchase Entirely for Own Account.  The Pathworks-Florida Common Stock proposed to be acquired by the Pathworks Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the Pathworks Shareholder has no present intention of selling or otherwise distributing the Pathworks-Florida Common Stock, except in compliance with applicable securities laws.

SECTION 2.07.    Available Information.  The Pathworks Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in Pathworks-Florida.

SECTION 2.08.    Non-Registration. The Pathworks Shareholder understands that the Pathworks-Florida Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Pathworks Shareholder’s representations as expressed herein.

SECTION 2.09.    Restricted Securities. The Pathworks Shareholder understands that the Pathworks-Florida Common Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Pathworks Shareholder pursuant hereto, the Pathworks-Florida Common Company Stock would be acquired in a transaction not involving a public offering.  The Pathworks Shareholder further acknowledges that if the Pathworks –Florida Common Stock is issued to the Pathworks Shareholder in accordance with the provisions of this Agreement, such Pathworks-Florida Common Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Pathworks Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.10.    Legends.  It is understood that the Pathworks-Florida Common Stock will bear the following legend or one that is substantially similar to the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.  THESE SECURITIES MAY BE  PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES TO THE EXTENT PERMITTED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

(a)      Any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.11.    Accredited Investor.  The Pathworks Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Pathworks-Florida Common Stock.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the the Pathworks Shareholders that, except as referenced below with respect to any particular representation or warranty:

SECTION 3.01.    Organization, Standing and Power.  Each of the Company and its subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority to consummate the Transactions.

SECTION 3.02.    Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms.

SECTION 3.03.    No Conflicts; Consents.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to the Company and (iii) will not violate or breach any contractual obligation to which the Company is a party.

SECTION 3.04     No Additional Agreements.  The Company does not have any agreement or understanding with any third parties with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 3.05     Disclosure.  The Company confirms that neither it nor any person acting on its behalf has provided any Pathworks Shareholder or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Company under a current report on Form 8-K filed within one business days after the Closing.

ARTICLE IV

Representations and Warranties of the Pathworks-Florida

Pathworks-Florida represents and warrants to each of the Company and the Pathworks Shareholders that, except as referenced below with respect to any particular representation or warranty:

SECTION 4.01.    Organization, Standing and Power.  Pathworks-Florida is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate power and authority to consummate the Transactions.

SECTION 4.02.    Authority; Execution and Delivery; Enforceability.  Pathworks-Florida has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by Pathworks-Florida of this Agreement and the consummation by Pathworks-Florida of the Transactions have been duly authorized and approved by the Board of Directors of Pathworks-Florida and no other corporate proceedings on the part of Pathworks-Florida are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against Pathworks-Florida in accordance with its terms.

SECTION 4.03.    No Conflicts; Consents.

The execution and delivery of this Agreement by Pathworks-Florida and the performance by the Pathworks-Florida of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to the Company and (iii) will not violate or breach any contractual obligation to which the Company is a party.

SECTION 4.04.    No Additional Agreements. Pathworks-Florida does not have any agreement or understanding with any third parties with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 4.05.    Disclosure. Pathworks-Florida confirms that neither it nor any person acting on its behalf has provided any it or its respective agents or counsel with any information that Pathworks-Florida believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Company under a current report on Form 8-K filed within one business days after the Closing.

ARTICLE V

Other Agreements between the Parties

SECTION 5.01.    Indemnification of the Company.  Pathworks-Florida and each of the Pathworks Shareholders shall jointly and severally indemnify the Company and hold it harmless to the fullest extent permitted by law in connection with (a) any liability(ies) for any expenses associated with either the Heron’s Glen or Huntington Lakes project; (b) the defense or settlement of any claim(s) if the Company becomes a party to or is threatened to be made a party to or otherwise involved (as a witness or otherwise) in any legal proceeding or administrative action related to the contracts between Pathworks-Florida and either Heron’s Glen or Huntington Lakes.

SECTION 5.02.    Indemnification of James Grimwade. The Company shall indemnify James Grimwade and hold him harmless to the fullest extent permitted by law if he becomes a party to or is threatened to be made a party to or otherwise involved (as a witness or otherwise) in any legal proceeding or administrative action related to any claims incurred by the him in his capacity as a director of the Company in connection with the defense or settlement of any such claim(s).

SECTION 5.03.    Contractual Obligations with Respect to Pathworks-Florida.  Unless such obligation is a specific subject of this Agreement (i.e. indemnification agreements), all contractual obligations of the Company with respect to the affairs or operations of Pathworks-Florida (including but not limited to any employment agreements) shall be deemed to be terminated effective as of the Closing Date and there shall be no residual liability whatsoever on the part of the Company with respect thereto following the Closing Date.  Any such contractual obligations of the Company shall be deemed to be assigned to and assumed by the Pathworks Shareholders and Pathworks-Florida effective the Closing Date without the Company retaining any residual liability with respect thereto.

SECTION 5.04.    Termination of Agreement between the Company and Pathworks Corporation.  Effective the Closing Date, the Company unilaterally terminates that certain Agreement by and between the Company and Pathworks Corporation dated as of October 12, 2010 which provided the Company the right to cure any default on the Master Agreement between Pathworks Corporation and Century-Link and further provided the Company the right in the event of such cure to acquire full ownership of Pathworks Corporation on terms and conditions to be determined between the parties.

SECTION 5.05.     Mutual General Release. With the sole exception of those obligations which are specifically incorporated in this Agreement, the Parties do hereby release, cancel, forgive and forever discharge each other Party and each of his, her or its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of the Merger and the operations or affairs of Pathworks-Florida and such Parties do specifically waive any claim or right to assert any cause of action or alleged case of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mutual mistake, been omitted from this mutual general release.

ARTICLE VI

Deliveries

SECTION 6.01.    Deliveries of the Pathworks Shareholders.

(a)      Concurrently herewith each Pathworks Shareholder is delivering to the Company this Agreement executed by the Pathworks Shareholder.

(b)     At or prior to the Closing, each Pathworks Shareholder shall deliver to the Company:

(i)      certificates representing its Company Stock; and

(ii)     duly executed stock powers for transfer by the Pathworks Shareholder of its Company Stock to the Company.

(c)      to the Company, a letter of resignation of James Grimwade effective upon the Closing from his position as a director of the Company.

SECTION 6.02.    Deliveries of the Company.

(a)      Concurrently herewith, the Company is delivering too each Pathworks Shareholder and to the Company, a copy of this Agreement executed by Company;

(b)      At or prior to the Closing, the Company shall deliver to each Pathworks Shareholder, certificates representing their pro-rata portion of the Pathworks-Florida Common Stock.

SECTION 6.03.    Deliveries of Pathworks-Florida.

Concurrently herewith, the Company is delivering to the Company:

(iii)    this Agreement executed by Pathworks-Florida; and

(iv)    a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company Constituent Instruments and resolutions of the Board of Directors of the Company approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect.

ARTICLE VII

Conditions to Closing

SECTION 7.01.    Company Conditions Precedent.  The obligations of the Company to enter into and complete the Closing is subject, at the option of the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a)      Representations and Covenants. The representations and warranties of the Pathworks Shareholders  and Pathworks-Florida contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Pathworks Shareholders and Pathworks-Florida shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Pathworks Shareholders or Pathworks-Florida on or prior to the Closing Date.

(b)      Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the Transactions contemplated by this Agreement.

(c)      Deliveries.  The deliveries specified in Section 6.01 and 6.03 shall have been made by the Pathworks Shareholders and Pathworks-Florida, respectively.

SECTION 7.02.    Pathworks Shareholders Conditions Precedent.  The obligations of the Pathworks Shareholders to enter into and complete the Closing is subject, at the option of the Pathworks Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Pathworks Shareholders in writing.

(a)      Representations and Covenants. The representations and warranties of the Company and Pathworks-Florida contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Company and Pathworks-Florida shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company and Pathworks-Florida on or prior to the Closing Date.

(b)      Litigation.  No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company or Pathworks, a materially adverse effect on the Transactions contemplated by this Agreement.

(c)      Deliveries.  The deliveries specified in Section 6.02 and Section 6.03 shall have been made by the Company and Pathworks-Florida, respectively.

ARTICLE VIII

Covenants

SECTION 8.01.    Public Announcements.  The Pathworks Shareholders, Company and Pathworks-Florida will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

SECTION 8.02.     Fees and Expenses.  All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 8.03.    Continued Efforts.  Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 8.04     Conduct of Business.  During the period from the date hereof through the Closing Date, Pathworks-Florida shall carry on its business in the ordinary and usual course consistent with past practice.

ARTICLE IX

Miscellaneous

SECTION 10.01.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Company, to:

Lexicon United Incorporation
4500 Steiner Ranch Blvd., #1708
Austim, TX 78732

If to the Pathworks Shareholders, to:

The addresses indicated on Exhibit A

If to Pathworks-Florida to:

Pathworks PCO of Florida, Inc.
830 Cottage View Drive
Traverse City, MI 49684

SECTION 10.02. Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Pathworks-Florida and the Pathworks Shareholders.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Pathworks Shareholder to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Pathworks Shareholders who then hold Shares.

SECTION 10.03.   Termination.

(a)      Termination of Agreement.  The Parties may terminate this Agreement as provided below:

(i)       The Company, the Pathworks Shareholders and Pathworks-Florida may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)      The Company may terminate this Agreement by giving written notice to the Pathworks Shareholders at any time prior to the Closing (A) in the event any of the Pathworks Shareholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect or (B) if the Closing shall not have occurred on or before December 31, 2010 by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)     The Pathworks Shareholders may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect or (B) if the Closing shall not have occurred on or before December 31, 2010, by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from the Pathworks Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

(b)      Effect of Termination.  If any Party terminates this Agreement pursuant to Section 10.03(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party.

SECTION 10.04.  Replacement of Securities.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 10.05.  Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Pathworks Shareholders, Company and Pathworks-Florida will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 10.06.  Independent Nature of Pathworks Shareholders' Obligations and Rights.  The obligations of each Pathworks Shareholder under this Agreement are several and not joint with the obligations of any other Pathworks Shareholder, and no Pathworks Shareholder shall be responsible in any way for the performance of the obligations of any other Pathworks Shareholder under this Agreement.  Notwithstanding, the Company shall not be obligated to proceed with the Transaction absent the consent and participation of all of the Pathworks Shareholders.

SECTION 10.07.  Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

SECTION 10.08.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.09.  Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 10.10.  Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Company Disclosure Letter, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 10.11.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

SECTION 10.12.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

The Parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Company:

LEXICON UNITED INCORPORATED

	By:	/s/ Elie Saltoun
Name: Elie Saltoun
Title: President

The Pathworks Shareholders:

PATHWORKS CORPORATION

	By:	/s/ Joshua Henschell
		Name:	Joshua Henschell
		Title:	President

CHESSCOM TECHNOLOGIES, INC.

	By:	/s/ Thomas Cook
		Name:	Thomas Cook
		Title:	President

/s/ James Grimwade
James Grimwade

Pathworks-Florida, Inc.:

PATHWORKS PCO OF FLORIDA, INC.

	By:	/s/ Elie Saltoun
Name: Elie Saltoun
Title: President

EXHIBIT A

Shareholders

As of the date of this Agreement, this Exhibit A shall only contain the name and address of each Pathworks Shareholder and the number of shares of Company Stock held by each Pathworks Shareholder.

Name and Address of Pathworks Shareholder	Number of Shares of Company Stock Being Exchanged	Percentage of Total Pathworks- Florida Represented By Shares Being Exchanged	Number of Shares of Pathworks- Florida Stock to be Received by Pathworks- Florida Shareholder

Pathworks Corporation	4,444,650	51.0%	510
830 Cottage View Drive
Traverse City, MI 49684

Chesscom Technologies, Inc.	3,398,850	39.0%	390
2610 Tampa East Blvd.
Tampa, FL 33619

James Grimwade	871,500	10.0%	100
C/O Pathworks Corporation
830 Cottage View Drive
Traverse City, MI 49684

TOTAL:	8,715,000	100%	1,000